UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4448	36-0781620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	BAX (NYSE)	New York Stock Exchange
NYSE Chicago
1.3% Global Notes due 2025	BAX 25	New York Stock Exchange
1.3% Global Notes due 2029	BAX 29	New York Stock Exchange
0.4% Global Notes due 2024	BAX 24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐  Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Matters. On February 13, 2023, Mr. Thomas F. Chen notified Baxter International Inc. (the “Company” or “Baxter”) of his decision to retire from the Board of Directors of the Company (the “Board”), effective as of April 28, 2023. Ms. Cathy R. Smith will become the chair of the Board’s Nominating, Corporate Governance & Public Policy Committee immediately after the effectiveness of Mr. Chen’s retirement.

On February 14, 2023, in accordance with the mandatory retirement age set forth in Baxter’s Corporate Governance Guidelines, the Board decided not to nominate Mr. Albert P.L. Stroucken for reelection to the Board at the Company’s 2023 annual meeting of stockholders in accordance with the mandatory retirement age set forth in the Company’s Corporate Governance Guidelines. Mr. Stroucken’s term will expire on April 28, 2023. Mr. Peter M. Wilver will be appointed to serve on and become the chair of the Board’s Audit Committee immediately after the effectiveness of Mr. Stroucken’s departure from the Board and Ms. Smith’s appointment as chair of the Board’s Nominating, Corporate Governance & Public Policy Committee.

Following Mr. Chen and Mr. Stroucken’s departure on April 28, 2023, the number of directors constituting the Board will decrease automatically from twelve directors to ten directors.

In addition to the Board leadership changes described above, on February 14, 2023 the Board also appointed Mr. D. Brent Shafer as the Board’s Lead Independent Director, effective April 28, 2023. Mr. Shafer, who has served on the Board, the Audit Committee and the Compensation Committee since May 2022, will succeed Mr. Stroucken as Lead Independent Director. Mr. Stroucken has served as Lead Independent Director since February 2021.

New Executive Officer Appointments. In connection with the strategic actions recently announced by the Company (including with respect to the establishment of a new operating model), on February 14, 2023, the Board appointed a new president for three of the Company’s new vertically integrated global business units each effective as of March 1, 2023. Ms. Heather Knight was appointed as the Company’s Executive Vice President and Group President, Medical Products and Therapies. Mr. Reaz Rasul was appointed as the Company’s Executive Vice President and Group President, Healthcare Systems and Technologies. Mr. Alok Sonig was appointed as the Company’s Executive Vice President and Group President, Pharmaceuticals. Mr. Cristiano Franzi, the Company’s Senior Vice President and President, EMEA, will serve as the interim head of the Company’s newly announced Kidney Care global business unit while the Company continues its search for a new president of that business. He will continue to lead the Company’s EMEA operations while he serves in this interim role. The Company intends to complete the design of its new operating model by early second quarter 2023, with an updated reporting framework expected to be implemented during the second half of 2023.

Cash Severance Policy. On February 13, 2023, the Compensation Committee adopted a policy that Baxter will not enter into any new employment agreement or severance agreement with an executive officer or establish any new severance plan or policy covering an executive officer that provides for cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary plus target annual bonus opportunity, without seeking stockholder ratification of such agreement, plan or policy.

The foregoing description of the executive officer cash severance policy adopted by the Compensation Committee is qualified in its entirety by reference to the actual text of the executive officer cash severance policy, which is attached hereto as Exhibit 10.1.

This Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated timing for completion of the design of the Company’s new operating model and implementation of an updated reporting framework. Use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “affects,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal,” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. The statements are based on assumptions about many important factors, including the risks identified in Baxter’s most recent filings on Form 10-K and other SEC filings, all of which are available on Baxter’s website, which could cause actual results to differ materially from those in the forward-looking statements. Baxter does not undertake to update its forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Baxter International Inc. Executive Officer Cash Severance Policy

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2023

BAXTER INTERNATIONAL INC.

By:	/s/ Ellen K. Bradford
Ellen K. Bradford
Senior Vice President and Corporate Secretary